UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported): July 8, 2011

MOHAWK INDUSTRIES, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or other Jurisdiction of Incorporation or Organization)	01 13697 (Commission File Number)	52-1604305 (I.R.S. Employer Identification No.)
160 South Industrial Blvd.
Calhoun, Georgia 30701
(Address of principal executive offices) (Zip Code)
(706) 629-7721
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act CFR 240.17R 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
     On July 8, 2011, Mohawk Industries, Inc. (the “Company”) entered into a $900 million five-year, senior, secured revolving credit facility (the “New Facility”) evidenced by a Credit Agreement by and among the Company and certain of its subsidiaries, as Borrowers, Bank of America, N.A., as Administrative Agent, Swing Line Lender, and a L/C Issuer, JPMorgan Chase Bank, N.A., SunTrust Bank, and Wells Fargo Bank, National Association, as Syndication Agents, Barclays Bank PLC, ING Belgium SA/NV, Mizucho Corporate Bank, LTD., Regions Bank, and U.S. Bank National Association, as Documentation Agents and the other Lenders party thereto, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities LLC, SunTrust Robinson Humphrey, Inc., and Wells Fargo Securities, LLC, as Joint Lead Arrangers and Joint Book Managers. The Company entered into the New Facility in connection with the replacement of its Existing Facility, as described below. Additional details regarding the New Facility are set forth in Item 2.03 of this report.
Item 1.02 Termination of Material Definitive Agreement
     On July 8, 2011, and in connection with entering into the New Facility, the Company terminated the $600 million Loan and Security Agreement dated September 2, 2009 by and among the Company and certain of its subsidiaries, as Borrowers, certain of its subsidiaries, as Guarantors, the Lenders from time to time party thereto and Wells Fargo Bank, National Association, successor in interest to Wachovia Bank, National Association, as Administrative Agent (the “Existing Facility”). The Existing Facility allowed the Company to borrow up to $600 million and was originally set to mature on September 2, 2013. No early termination penalties will be incurred as a result of the termination.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
     As reported in Item 1.01 of this report, on July 8, 2011, the Company entered into the New Facility.
     The New Facility provides for a maximum of $900 million of revolving credit, including limited amounts of credit in the form of letters of credit and swingline loans.
     The New Facility is scheduled to mature on July 8, 2016. The Company can terminate and prepay the New Facility at any time without payment of any termination or prepayment penalty (other than customary breakage costs in respect of loans bearing interest at a rate based on LIBOR).
     At the Company’s election, revolving loans under the New Facility bear interest at annual rates equal to either (a) LIBOR for 1, 2, 3 or 6 month periods, as selected by the Company, plus an applicable margin ranging between 1.25% and 2.0%, or (b) the higher of the Bank of America, N.A. prime rate, the Federal Funds rate plus 0.5%, and a monthly LIBOR rate plus 1.0%, plus an applicable margin ranging between 0.25% and 1.0%. The Company also pays a commitment fee to the Lenders under the New Facility on the average amount by which the aggregate commitments of the Lenders’ exceeds utilization of the New Facility ranging from 0.25% to 0.4% per annum. The applicable margin and the commitment fee are determined based on the Company’s Consolidated Net Leverage Ratio (with applicable margins and the commitment fee increasing as the ratio increases).
     The Company can use the proceeds of the New Facility for general corporate purposes, including working capital, capital expenditures, financing acquisitions, investments, and refinancing other indebtedness.
     All obligations of the Company and the other Borrowers under the New Facility are required to be guaranteed by all of the Company’s material domestic subsidiaries and all obligations of Borrowers that are foreign subsidiaries are guaranteed by those foreign subsidiaries of the Company which the Company designates as guarantors. All obligations under the New Facility, and the guarantees of those obligations, are secured by a security interest in domestic accounts receivable and inventories, certain shares of capital stock (or equivalent ownership interests) of the domestic borrowers’ and domestic guarantors’ subsidiaries, and proceeds of any of the foregoing. The amount of the obligations under the New Facility secured by such shares of capital stock and equivalent ownership interests is limited to the lesser of (i) the aggregate amount permitted to be secured under the Company’s Indenture dated as of April 2, 2002 without requiring the notes issued under that Indenture to be secured equally and ratably by such shares of capital stock and equivalent ownership interests and (ii) the aggregate amount permitted to be secured under the Company’s Indenture dated as of January 9, 2006 (as supplemented by that first supplemental indenture dated as of January 17, 2006) without requiring the notes issued under that Indenture to be secured equally and ratably by such shares of capital stock and equivalent ownership interests.
     If at any time (a) either (i) the Company’s corporate family rating or senior unsecured rating, whichever is in effect from Moody’s Investors Service, Inc. (the “Moody’s Rating”) is Baa3 or better (with a stable outlook or better) and the Company’s corporate rating from Standard & Poor’s Financial Services LLC (the “S&P Rating”) is BB+ or better (with a stable outlook or better) or (ii) the Moody’s Rating is Ba1 or better (with a stable outlook or better) and the S&P Rating is BBB- or better (with a stable outlook or better) and (b) no default or event of default shall have occurred and be continuing, then upon the Company’s request, the foregoing security interests will be released. The Company is required to reinstate such security interest after it has been released if: (a) both (i) the Moody’s Rating is Ba2 and (ii) the S&P Rating is BB, (b) (i) the Moody’s Rating is Ba3 or lower and (ii) the S&P Rating is below BBB- (with a stable outlook or better) or (c) (i) the Moody’s Rating is below Baa3 (with a stable outlook or better) and (ii) the S&P Rating is BB- or lower.
     The New Facility includes certain affirmative and negative covenants that impose restrictions on the Company’s financial and business operations, including limitations on liens, indebtedness, investments, fundamental changes, asset dispositions, dividends and other similar restricted payments, transactions with affiliates, payments and modifications of certain existing debt, future negative pledges, and changes in the nature of the Company’s business. Many of these limitations are subject to numerous exceptions. The Company is also required to maintain a Consolidated Interest Coverage Ratio of at least 3.0 to 1.0 and a Consolidated Net Leverage Ratio of no more than 3.75 to 1.0, each as of the last day of any fiscal quarter.
     The New Facility also contains customary representations and warranties and events of default, subject to customary grace periods.
     The foregoing summary of the New Facility is qualified in its entirety by reference to the Credit Agreement attached hereto as Exhibit 10.1 and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

10.1	Credit Agreement by and among the Company and certain of its subsidiaries, as Borrowers, certain of its subsidiaries, as Guarantors, Bank of America, N.A., as Administrative Agent, Swing Line Lender, and a L/C Issuer, the other lenders party thereto, and the other parties thereto.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mohawk Industries, Inc.
Dated: July 11, 2011	By:	/s/ James T. Lucke
		Name:	James T. Lucke
		Title:	Vice President, General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit
10.1	Credit Agreement by and among the Company and certain of its subsidiaries, as Borrowers, certain of its subsidiaries, as Guarantors, Bank of America, N.A., as Administrative Agent, Swing Line Lender, and a L/C Issuer, the other lenders party thereto, and the other parties thereto.